Exhibit 1.1

EXECUTION COPY

3,700,000 Shares

AXIS CAPITAL HOLDINGS LIMITED

COMMON SHARES, PAR VALUE $0.0125 PER SHARE

UNDERWRITING AGREEMENT

March 9, 2005

March 9, 2005

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Dear Sirs and Mesdames:

The shareholder (the “Selling Shareholder”) of AXIS Capital Holdings Limited, a Bermuda corporation (the “Company”), named in Schedule I hereto, proposes to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”), an aggregate of 3,700,000 Common Shares, par value $0.0125 per share, of the Company (the “Shares”), with the Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name under “Number of Shares to Be Sold” in Schedule I hereto. The Common Shares, par value $0.0125 per share of the Company, including the Shares, are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-118023) on Form S-3, including a prospectus, relating to the Shares.  The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) being hereinafter called a “Preliminary Prospectus”; the final prospectus relating to the Shares in the form filed pursuant to Rule 424(b) under the Securities Act Regulations being hereinafter referred to as the “Prospectus.”  Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the effective date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with the Underwriter that:

(a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)   (i)  The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(c)   Deloitte & Touche, whose report is included in the Prospectus, is an independent certified public accountant with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all materials respects the information required to be stated therein.

(d)   The Company has been duly incorporated, is validly existing as a corporation in good standing (including as an exempted company) under the laws of the jurisdiction of its incorporation (good standing meaning that it has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda governmental fee or tax which would make it liable to be struck off the registrar of companies and thereby cease to exist under the laws of Bermuda), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing or operating of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)   Each of AXIS Specialty Limited, AXIS Specialty Europe Limited, AXIS Re Limited, AXIS Specialty Insurance Company, AXIS Reinsurance Company, AXIS Surplus Insurance Company, AXIS Specialty U.S. Holdings, Inc. and AXIS Specialty Holdings Ireland Limited (hereafter, the “Designated Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (good standing meaning, with respect to each of AXIS Specialty Limited, AXIS Specialty Europe Limited, AXIS Re Limited and AXIS Specialty Holdings Ireland Limited, that each has not failed to make any required filing with any government authority of the jurisdiction of its incorporation or to pay any government fee or tax in its jurisdiction of incorporation which would make it liable to be struck off the register of companies and thereby cease to exist under the laws of its jurisdiction of incorporation), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing (good standing meaning, with respect to each of AXIS Specialty Limited, AXIS Specialty Europe Limited, AXIS Re Limited and AXIS Specialty Holdings Ireland Limited, that each has not failed to make any required filing with any government authority of the jurisdiction of its incorporation or to pay any government fee or tax in its jurisdiction of incorporation which would make it liable to be struck off the register of companies and thereby cease to exist under the laws of its jurisdiction of incorporation) in each jurisdiction in which the conduct of its business or its ownership or leasing or operating of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Designated Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (non-assessable meaning, with respect to each of AXIS Specialty Limited, AXIS Specialty Europe Limited, AXIS Re Limited and AXIS Specialty Holdings Ireland Limited, that no further sums are payable with respect to the holding of such shares and the member shall not be bound by an alteration (unless it agrees in writing to such alteration) in the memorandum of association or the bye-laws or equivalent organizational documents of such Designated Subsidiary after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, such Designated Subsidiary) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims, preemptive rights or restrictions upon voting or transfer except, in the case of restrictions on transfer, as described in the Prospectus.  Except for AXIS Specialty U.S. Services, Inc., AXIS Specialty UK Limited, AXIS Specialty UK Holdings Limited and Combined Specialty Group, Inc., each of which is immaterial and not a “significant subsidiary” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Securities Act, the Designated Subsidiaries are the only subsidiaries of the Company.

(f)   This Agreement has been duly authorized, executed and delivered by the Company.

(g)   The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(h)   The capitalization of the Company as of December 31, 2004 conforms in all material respects to the description thereof in the Prospectus.  All of the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholder) have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights.

(i)   None of the execution and delivery by the Company of, or the performance by the Company of its obligations under, this Agreement, nor the consummation of the transactions contemplated hereby, will (i) contravene or result in a breach or violation of, or constitute a default under, (A) the charter, memorandum of association, bye-laws or other governing documents of the Company or any of its subsidiaries, (B) any provision of applicable law or any regulation, rule, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or any of their respective properties or (C) any agreement, indenture or other instrument binding upon the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or to which any of their respective properties are subject, or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property of the Company or any of its subsidiaries, except (other than with respect to clause (i)(A)) as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Except for permits, consents, approvals and similar authorizations required by the securities or “Blue Sky” or insurance laws of certain jurisdictions in connection with the offer and sale of the Shares and permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

(j)   There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

(k)   There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)   The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)   Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(o)   On the date hereof and upon issuance of the Shares, each of the Company and its Designated Subsidiaries is and will be solvent and able to pay its liabilities as they become due.

(p)   Each of the Company and its Designated Subsidiaries has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has filed all reports, documents and other information required to be filed pursuant to the applicable laws of Bermuda, Ireland, the United Kingdom, Switzerland and the United States (and any State thereof) and all other relevant jurisdictions as is necessary to engage in the business currently conducted by it in the manner described in the Prospectus (each, an  “Authorization”), except where the failure, individually or in the aggregate, to file such report, document or information would not have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) fulfilled and performed all obligations necessary to maintain each Authorization, except where the failure to fulfill or perform such obligation, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole and (iii) no knowledge of any pending or threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination, material adverse modification, material adverse impairment or suspension of any Authorization. All such Authorizations are valid and in full force and effect and the Company and the Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as whole. Except as otherwise described in or contemplated by the Prospectus, the Company has not received any order or decree from any insurance regulatory agency or body impairing, restricting or prohibiting the payment of dividends by any Designated Subsidiary to its parent and has not otherwise agreed to any such impairment, restriction or prohibition.

(q)   Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(r)   The Company has no knowledge of any threatened or pending downgrading of any of its or its Designated Subsidiaries claims-paying ability rating by A.M. Best Company, Inc. or Standard & Poor’s Ratings Service, a Division of The McGraw-Hill Companies, Inc., the only “nationally recognized statistical rating organizations,” as such term is defined for purposes of Rule 463(g)(2) ability under the Securities Act, which currently rate the claims-paying ability of the Company or any of the Designated Subsidiaries.

(s)   The Shares have been approved for listing on the New York Stock Exchange.

(t)    The Company and each of the Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)   Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any material patents, patent rights, licenses, inventions, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

(v)   None of the Company or any of its Designated Subsidiaries (i) is in violation of its charter, memorandum of association or bye-laws or articles of association or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement (including any retrocessional or reinsurance treaty, contract or arrangement), indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (iii) is in violation of any insurance law, rule or regulation to which it or its property is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.  Except as disclosed in the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the Company or its subsidiaries are a party as the reinsured or insured are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.  None of the Company or any of its Designated Subsidiaries has received any notice or otherwise has knowledge that any of the other parties to such retrocessional and reinsurance treaties, contracts, agreements or arrangements intends not to perform, or will be unable to perform, in any material respect such retrocessional or reinsurance treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)   None of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or from making any other distribution on such subsidiary’s capital stock, except as described in or contemplated by the Prospectus.

(x)     Neither the Underwriter nor any subsequent purchaser of the Shares (other than any purchaser resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

(y)   There are no currency exchange control laws or withholding taxes of Bermuda that would be applicable to the payment of dividends on the Shares by the Company (other than to residents of Bermuda for Bermuda exchange control purposes).

(z)   Any tax returns required to be filed in any jurisdiction by the Company or any of its subsidiaries other than AXIS Reinsurance Company, AXIS Surplus Insurance Company and AXIS Specialty Insurance Company (collectively, the “U.S. Insurance Companies”) have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities, have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (ii) to the Company’s knowledge, any tax return required to be filed in any jurisdiction by any of the U.S. Insurance Companies has been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, in either case except to the extent that the failure to so file or pay would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and in either case other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (A) any of them was characterized as a “personal holding company” as defined in Section 542 of the Code (as defined below), (B) any of them other than the U.S. Insurance Companies, AXIS Specialty U.S. Holdings, Inc. or AXIS Specialty U.S. Services, Inc. (collectively the “U.S. Subsidiaries”) was characterized as engaged in a U.S. trade or business, (C) any of them other than AXIS Specialty UK Limited, AXIS Specialty UK Holdings Limited, AXIS Specialty Europe Limited or AXIS Specialty Holdings Ireland Limited (the “U.K./Irish Subsidiaries”) was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom or (D) any of them other than AXIS Specialty Europe Limited, AXIS Re Limited or AXIS Specialty Holdings Ireland Limited (the “Irish Subsidiaries”) was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in Ireland.  No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the Company’s knowledge, threatened.  There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

(aa)   Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the heading “Material Tax Considerations,” the Company does not believe: (i) that either the Company or any of its subsidiaries currently should be, or upon the sale of the Shares herein contemplated should be (A) treated as a “passive foreign investment company” as defined in Section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (B) characterized as a “personal holding company” as defined in Section 542 of the Code, (C) except for the U.S. Subsidiaries, considered to be engaged in a trade or business within the United States for purposes of section 864(b) of the Code, (D) except for the U.K./Irish Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (E) except for the Irish Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in Ireland; or (ii) that any person who owns shares of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10 percent or more of the total voting power of the Company or any of its foreign subsidiaries.

(bb)   AXIS Specialty Limited, AXIS Re Limited and AXIS Specialty Europe Limited intend to operate in a manner that is intended to ensure that the related person insurance income of each of AXIS Specialty Limited, AXIS Re Limited or AXIS Specialty Europe Limited does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

2.             Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with the Underwriter and the Company that:

(a)   This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b)   Neither the execution and delivery by the Selling Shareholder of, or the performance by the Selling Shareholder of its obligations under, this Agreement nor the consummation of the transactions contemplated hereby or thereby, will (i) contravene or result in a breach or violation of, or constitute a default under, (A) the memorandum of association, bye-laws or other governing documents of the Selling Shareholder (if the Selling Shareholder is not a natural person), (B) any provision of applicable law or any regulation, rule, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder or any of its properties or (C) any agreement, indenture or other instrument binding upon the Selling Shareholder or to which the Selling Shareholder is a party or to which any of its properties are subject, or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property of the Selling Shareholder, except (other than with respect to clause (i)(A)) as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated hereby and thereby.  Except for permits, consents, approvals and similar authorizations required by the securities or “Blue Sky” or insurance securities laws of certain jurisdictions in connection with the offer and sale of the Shares and permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation by the Selling Shareholder of the transactions contemplated by this Agreement.

(c)   The Selling Shareholder is, and on the Closing Date will be, the registered holder of a certificated security representing, and/or has and will have a “security entitlement” within the meaning of Section 8-102(a)(7) of the New York Uniform Commercial Code (the “NYUCC”) in respect of, the Shares to be sold by the Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances, and the Selling Shareholder’s entry into this Agreement and the Selling Shareholder’s sale, transfer and delivery of the Shares to be sold by the Selling Shareholder have been duly authorized by all necessary organizational action, if any, and the Selling Shareholder has the legal right and power to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.  The Shares to be sold by the Selling Shareholder are not subject to any preemptive or similar rights, and the Selling Shareholder has all rights in and full power and authority to transfer such Shares.

(d)   Upon delivery in New York of any certificate or certificates representing the Shares to be sold by the Selling Shareholder, properly indorsed in blank by an effective indorsement, to either (i) Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) or (ii) the Underwriter purchasing such Shares, and upon payment for such Shares as contemplated by this Agreement, Cede (or such other nominee) or the Underwriter, as the case may be, will acquire all of the Selling Shareholder’s rights in such Shares that the Selling Shareholder has or has the power to transfer, free of any adverse claim within the meaning of Section 8-102(a)(1) of the NYUCC, provided that Cede (or such other nominee) or the

Underwriter, as the case may be, has no notice of any adverse claim (within the meaning of Section 8-105 of the NYUCC) to such Shares.  Assuming the proper execution of an entitlement order (within the meaning of Section 8-102(a)(8) of the NYUCC) given by the Selling Shareholder to the securities intermediary (within the meaning of Section 8-102(a)(14) of the NYUCC) maintaining the security entitlement for the Selling Shareholder with respect to the Shares to be sold by the Selling Shareholder, and assuming that as a result of the execution of such order a security entitlement with respect to such Shares is properly credited at a securities intermediary (within the meaning of Section 8-102(a)(14) of the NYUCC) to the account of the Underwriter purchasing such Shares, upon payment for such Shares as contemplated by this Agreement, then no action based on an adverse claim within the meaning of Section 8-102 of the NYUCC may be asserted against the Underwriter with respect to such security entitlement to the extent that (i) the Underwriter had no notice of such adverse claim within the meaning of Section 8-105 of the NYUCC and (ii) the Underwriter is the entitlement holder (within the meaning of Section 8-102(a)(8) of the NYUCC) with respect to the securities account to which such security entitlement is credited.

(e)   (i)   The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(e) are limited to statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

3.             Agreements to Sell and Purchase.  (a)  The Selling Shareholder hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Selling Shareholder at $27.84 a share (the “Purchase Price”) the Shares.

The Selling Shareholder hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 45 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to the Shares to be sold hereunder.

(b)           The Underwriter represents, warrants and undertakes, that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Shares in circumstances in which section 21(1) of the FSMA does not apply; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.

4.             Offering by the Underwriter.  The Underwriter shall offer the Shares for resale as set forth in the Prospectus.

5.             Payment and Delivery. Payment for the Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of the Shares for the account of the Underwriter at 10:00 a.m., New York City time, on March 14, 2005, or at such other time on the same or such other date, not later than March 21, 2005, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date.  The Shares shall be delivered to you on the Closing Date for your account, with any transfer taxes payable in connection with the transfer of the Shares to you duly paid by the Selling Shareholder, against payment of the Purchase Price therefor.

6.             Conditions to the Underwriter’s Obligations. The obligations of the Selling Shareholder to sell the Shares to the Underwriter and the obligation of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Closing Date, to the accuracy of the representations and warranties on the part of the Selling Shareholder contained herein as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the accuracy of the statements of the Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and the Selling Shareholder of its respective obligations hereunder and to the following additional conditions.

(a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s or any Designated Subsidiary’s securities or in the Company’s or any Designated Subsidiary’s financial strength or claims paying ability rating by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)   The Underwriter shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate, dated the Closing Date and signed by or on behalf of the Selling Shareholder, to the effect that the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)   The Underwriter shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A hereto.

(d)   The Underwriter shall have received on the Closing Date an opinion of Conyers Dill & Pearman, special Bermuda counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B hereto.

(e)   The Underwriter shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, special counsel for the Selling Shareholder, dated the Closing Date, substantially to the effect set forth in Exhibit C hereto.

(f)   The Underwriter shall have received on the Closing Date opinions of each of William Fry and William Fry Tax Advisers Limited, special Irish counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibits D-1 and D-2 hereto.

(g)   The Underwriter shall have received on the Closing Date an opinion of Clyde & Co., special United Kingdom counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit E hereto.

(h)   The Underwriter shall have received on the Closing Date two opinions of LeBoeuf, Lamb, Greene & MacRae L.L.P., special United States counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibits F-1 and  F-2 hereto.

(i)   The Underwriter shall have received on the Closing Date an opinion of Bär & Karrer, special Swiss counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit G hereto.

(j)   The Underwriter shall have received on the Closing Date an opinion of Carol S. Rivers, Esq., General Counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit H hereto.

(k)   The Underwriter shall have received on the Closing Date (i) an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, and (ii) a letter from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, dated the Closing Date, covering the matters referred to in paragraph 2 and the last paragraph of Exhibit A.

(l)   The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Deloitte & Touche, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

With respect to Section 6(e) above, counsel to the Selling Shareholder may rely upon with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Shareholder contained herein and in other documents and instruments; provided that copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

The opinions of Skadden, Arps, Slate, Meagher & Flom LLP, Conyers Dill & Pearman, Gibson, Dunn & Crutcher LLP, William Fry, William Fry Tax Advisers Limited, Clyde & Co., LeBoeuf, Lamb, Greene & MacRae L.L.P., Bär & Karrer and Carol S. Rivers, Esq. described in Sections 6(c), 6(d) 6(e), 6(f), 6(g), 6(h), 6(i) and 6(j) above shall be rendered to the Underwriter at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

7.             Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

(a)   To furnish to you, without charge, one signed copy of the Registration Statement and all amendments thereto (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)   Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)   To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(e)   To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8.             Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (such fees and disbursements of counsel, together with fees and disbursements of counsel pursuant to clause (iii) above, not to exceed $30,000), (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, if any, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholder hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, the last paragraph of Section 11 below and Section 14(d), the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

9.             Indemnity and Contribution. (a)  The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless the failure to send or give such Prospectus is the result of noncompliance by the Company with Section 7(a) hereof.

(b)   The Selling Shareholder agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless the failure to send or give such Prospectus is the result of noncompliance by the Company with Section 7(a) hereof.  The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Purchase Price of the Shares sold by the Selling Shareholder under this Agreement.

(c)   The Underwriter agrees to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto.

(d)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriter and its control persons and affiliates, such firm shall be designated in writing by the Underwriter.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)   To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the sale of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other hand in connection with the sale of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the sale of the Shares (before deducting expenses) received by the Company and the Selling Shareholder and the total discounts and commissions received by the Underwriter in any resale of the Shares bear to the aggregate offering price of the Shares in such resale.  The relative fault of the Company, the Selling Shareholder and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Purchase Price of the Shares sold by the Selling Shareholder under this Agreement.

(f)   The Company, the Selling Shareholder and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares resold by it exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)   The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.           Termination. The Underwriter may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Bermuda authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11.           Effectiveness; Default. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholder will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

12.           Successors and Assigns.  This Agreement shall be binding upon and inure solely to the benefit of, the Underwriter, the Company and the Selling Shareholder, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign solely by reason of such purchase.

13.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.           Applicable Law; Submission to Jurisdiction; Appointment of Agent for Service; Judgment Currency.

(a)  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(b)   The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent the Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process with respect to itself or its property, it irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(c)   The Company hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, NY 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(d)   In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the “judgment currency”) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the “Indemnitee”) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Company, the Selling Shareholder and the Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

15.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

AXIS CAPITAL HOLDINGS LIMITED

By:
Name:
Title:

MARSH & MCLENNAN RISK CAPITAL HOLDINGS, LTD.

By:
Name:
Title:

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Shares To Be Sold

Marsh & McLennan Risk Capital Holdings, Ltd.	3,700,000

Total:	3,700,000

I-1

EXHIBIT A

[FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

A-1

EXHIBIT B

[FORM OF OPINION OF CONYERS DILL & PEARMAN]

B-1

EXHIBIT C

[FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP]

1.             The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

2.             Upon delivery to the Underwriter in the State of New York as provided in the Underwriting Agreement of certificates representing the aggregate number of Shares being sold by the Selling Stockholder in accordance with the provisions of the Underwriting Agreement, duly indorsed to the Underwriter or in blank or accompanied by a duly executed stock power relating to such Shares, and payment to the Selling Shareholder, as provided in the Underwriting Agreement, of the purchase price set forth in the Underwriting Agreement, and assuming that the Underwriter does not have notice of any adverse claim to the Shares, the Underwriter will acquire title to such Shares free of any adverse claim.  All terms used in this paragraph defined in or by reference in Article 8 of the Uniform Commercial Code of the State of New York are used herein as so defined.

3.             Such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

C-1

EXHIBIT D

[FORMS OF OPINIONS OF WILLIAM FRY AND

WILLIAM FRY TAX ADVISERS LIMITED]

D-1

EXHIBIT E

[FORM OF OPINION OF CLYDE & CO.]

E-1

EXHIBIT F

[FORM OF OPINION OF LEBOEUF, LAMB, GREENE & MACRAE L.L.P.]

F-1

EXHIBIT G

[FORM OF OPINION OF BÄR & KARRER]

G-1

EXHIBIT H

[FORM OF OPINION OF CAROL S. RIVERS, ESQ.]

H-1